UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2024

_________________

PSYCHEMEDICS CORPORATION

(Exact name of Registrant as Specified in its Charter)

Delaware	1-13738	58-1701987
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5220 Spring Valley Road, Suite 230 Dallas, Texas	75254
(Address of Principal Executive Offices)	(Zip Code)

(800) 527-7424

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock. $0.005 par value per share	PMD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On December 3, 2024, Psychemedics Corporation (the “Company”) closed the transactions contemplated by the previously announced stock purchase agreement, by and among the Company, 3K Limited Partnership, a Delaware limited partnership (“3K”), Peter H. Kamin, the Peter H. Kamin Revocable Trust dated February 2003, the Peter H. Kamin Childrens Trust dated March 1997, the Peter H. Kamin GST Trust and the Peter H. Kamin Family Foundation, pursuant to which 3K purchased 1,409,712 shares of the Company’s common stock at a purchase price of $2.35 per share based on available estimates of the funds required for the Company to purchase all of the fractional share interests that resulted from the Company’s previously announced reverse stock split of its common stock, and thereafter, the Company repurchased on December 10, 2024 320,708 of such shares of common stock from 3K at the same price once confirmation of the total required funds was available from the Company’s transfer agent. 3K provided the Company sufficient funds to purchase all of the fractional share interests that resulted from the reverse stock split and $500,000 for working capital and general corporate purposes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSYCHEMEDICS CORPORATION
Date: December 10, 2024
	By:	/s/ Brian Hullinger
	Name:	Brian Hullinger
	Title:	President and Chief Executive Officer